CUSTODY AGREEMENT
                                    BETWEEN
                                 US BANK, N.A.
                                      AND
                       STOCKCAR STOCKS MUTUAL FUND, INC.















                                   TABLE OF CONTENTS

Definitions                                                                1
ARTICLE II - Appointment; Acceptance; and Furnishing of Documents
II. A. Appointment of Custodian.                                           5
II. B. Acceptance of Custodian.                                            5
II. C. Documents to be Furnished.                                          5
II. D. Notice of Appointment of Dividend and Transfer Agent.               5
ARTICLE III - Receipt of Company Assets
III. A. Delivery of Moneys.                                                6
III. B. Delivery of Securities.                                            6
III. C. Payments for Shares.                                               6
III. D. Duties Upon Receipt.                                               7
ARTICLE IV - Disbursement of Company Assets
IV. A. Declaration of Dividends by Company.                                7
IV. B. Segregation of Redemption Proceeds.                                 7
IV. C. Disbursements of Custodian.                                         8
IV. D. Payment of Custodian Fees.                                          8
ARTICLE V - Custody of Company Assets
V. A. Separate Accounts for Each Fund.                                     8
V. B. Segregation of Non-Cash Assets.                                      9
V. C. Securities in Bearer and Registered Form.                            9
V. D. Duties of Custodian as to Securities.                                9
V. E. Certain Actions Upon Written Instructions.                          10
V. F. Custodian to Deliver Proxy Materials.                               11
V. G. Custodian to Deliver Tender Offer Information.                      11
V. H. Custodian to Deliver Security and Transaction Information.          12
ARTICLE VI - Purchase and Sale of Securities
VI. A. Purchase of Securities.                                            12
VI. B. Sale of Securities.                                                13
VI. C. Delivery Versus Payment for Purchases and Sales.                   14
VI. D. Payment on Settlement Date.                                        14
VI. E. Segregated Accounts.                                               14
VI. F. Advances for Settlement.                                           16
ARTICLE VII - Company Indebtedness
VII. A. Borrowings.                                                       17
VII. B. Advances.                                                         18
ARTICLE VIII - Concerning the Custodian
VIII. A. Limitations on Liability of Custodian.                           18
VIII. B. Actions not Required by Custodian.                               20
VIII. C. No Duty to Collect Amounts Due From Dividend and Transfer Agent. 21
VIII. D. No Enforcement Actions.                                          21
VIII. E. Authority to Use Agents and Sub-Custodians.                      22
VIII. F. No Duty to Supervise Investments.                                22
VIII. G. All Records Confidential.                                        23
VIII. H. Compensation of Custodian.                                       23
VIII. I. Reliance Upon Instructions.                                      23
VIII. J. Books and Records.                                               24
VIII. K. Internal Accounting Control Systems.                             24
VIII. L. No Management of Assets by Custodian.                            24
VIII. M. Assistance to Company.                                           25
ARTICLE IX - Termination
IX. A. Termination.                                                       25
IX. B. Failure to Designate Successor Custodian.                          26
ARTICLE X - Force Majeure
ARTICLE XI - Miscellaneous
XI. A. Designation of Authorized Persons.                                 27
XI. B. Limitation of Personal Liability.                                  27
XI. C. Authorization By Board.                                            28
XI. D. Custodian's Consent to Use of Its Name.                            28
XI. E. Notices to Custodian.                                              29
XI. F. Notices to Company.                                                29
XI. G. Amendments In Writing.                                             29
XI. H. Successors and Assigns.                                            29
XI. I. Governing Law.                                                     29
XI. J. Jurisdiction.                                                      30
XI. K. Counterparts.                                                      30
XI. L. Headings.                                                          30
APPENDIX A
APPENDIX B
APPENDIX C
APPENDIX D
APPENDIX E

                               CUSTODY AGREEMENT


       This  agreement  (the  "Agreement") is entered into as of the 1st day of

November, 2004, by and between  StockCar  Stocks  Mutual Fund, Inc., a Maryland

Corporation   (the   "Company")   and  US  Bank,  National  Association,   (the

"Custodian"), a national banking association having its principal office at 425

Walnut Street, Cincinnati, Ohio, 45202.

       WHEREAS,  the  Company and the  Custodian  desire  to  enter  into  this

Agreement to provide for  the  custody  and  safekeeping  of  the assets of the

Company as required by the Act (as hereafter defined).

       THEREFORE,  in  consideration  of  the  mutual promises hereinafter  set forth, the Company and the Custodian agree as follows:

DEFINITIONS

       The following words and phrases, when used in this Agreement, unless the context otherwise requires, shall have the following meanings:

       Act - the Investment Company Act of 1940, as amended.

       1934 Act - the Securities and Exchange Act of 1934, as amended.

       Authorized Person - any person, whether or  not  any  such  person is an officer  or  employee  of  the Company, who is duly authorized by the Board  of

Directors of the Company to  give Oral Instructions and Written Instructions on behalf of the Company or any Fund,  and named in Appendix A attached hereto and as amended from time to time by resolution of the Board of Directors, certified by an Officer, and received by the Custodian.

       Board of Directors - the Directors  from  time to time serving under the

Company's By-Laws and Articles of Incorporation, as from time to time amended.

       Book-Entry System - a federal book-entry system as provided in Subpart O of Treasury Circular No. 300, 31 CFR 306, in Subpart  B  of 31 CFT Part 350, or

in such book-entry regulations of federal agencies as are  substantially in the form of Subpart O.

       Business Day - any day recognized as a settlement day  by  The  New York

Stock  Exchange, Inc. and any other day for which the Company computes the  net asset value of Shares of any fund.

       Company - the corporation organized under the laws of Maryland, which is an open-end diversified management investment company registered under the Act.

       Depository  -  The  Depository  Trust Company ("DTC"), a limited purpose

trust company, its successor(s) and its  nominee(s).   Depository shall include

any other clearing agency registered with the SEC under Section 17A of the 1934

Act  which  acts as a system for the central handling of Securities  where  all

Securities of  any particular class or series of an issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical  delivery  of the Securities provided that the Custodian shall have received a copy of a resolution of the Board of Directors, certified by an Officer, specifically approving  the  use  of  such  clearing agency as a depository for the Funds.

       Dividend and Transfer Agent - the dividend and transfer agent appointed,

from  time  to time, pursuant to a written agreement between the  dividend  and transfer agent and the Company.

       Foreign  Securities - a) securities issued and sold primarily outside of the United States  by  a foreign government, a national of any foreign country,

or a Company or other organization  incorporated or organized under the laws of any foreign country or; b) securities issued or guaranteed by the government of the  United  States,  by  any state, by any  political  subdivision  or  agency thereof, or by any entity organized  under  the laws of the United States or of any state thereof, which have been issued and  sold  primarily  outside  of the

United States.

       Fund  -  each  series  of  the  Company  listed  in  Appendix  B and any

additional   series  added  pursuant  to  Proper  Instructions.   A  series  is

individually referred  to  as  a  "Fund"  and  collectively  referred to as the

"Funds."

       Money  Market  Security  - debt obligations issued or guaranteed  as  to principal and/or interest by the government of the United States or agencies or

instrumentalities   thereof,   commercial    paper,    obligations   (including

certificates  of  deposit,  bankers'  acceptances,  repurchase  agreements  and reverse repurchase agreements with respect to the same),  and  time deposits of domestic  banks  and  thrift  institutions  whose deposits are insured  by  the

Federal  Deposit  Insurance Corporation, and short-term  corporate  obligations where the purchase  and  sale of such securities normally require settlement in federal funds or their equivalent  on  the  same day as such purchase and sale,

all of which mature in not more than thirteen (13) months.

       NASD - the National Association of Securities Dealers, Inc.

       Officer  -  the  Chairman,  President, Secretary,  Treasurer,  any  Vice

President, Assistant Secretary or Assistant Treasurer of the Company.

       Oral Instructions - instructions  orally  transmitted to and received by the Custodian from an Authorized Person (or from a  person  that  the Custodian reasonably believes in good faith to be an Authorized Person) and confirmed  by

Written  Instructions  in  such  a  manner  that  such Written Instructions are received by the Custodian on the Business Day immediately  following receipt of such Oral Instructions.

       Proper Instructions - Oral Instructions or Written Instructions.  Proper

Instructions may be continuing Written Instructions when deemed  appropriate by both parties.

       Prospectus  -  the  Company's  then  currently effective prospectus  and

Statement of Additional Information, as filed  with and declared effective from time to time by the Securities and Exchange Commission.

       Security  or  Securities  -  Money  Market  Securities,   common  stock,

preferred   stock,   options,  financial  futures,  bonds,  notes,  debentures,

corporate debt securities,  mortgages,  bank  certificates of deposit, bankers'

acceptances,   mortgage-backed  securities  or  other   obligations   and   any

certificates,  receipts,   warrants,   or   other   instruments   or  documents

representing  rights  to  receive,  purchase,  or  subscribe  for  the same  or evidencing or representing any other rights or interest therein, or any similar property or assets, including securities of any registered investment  company,

that the Custodian has the facilities to clear and to service.

       SEC  -  the  Securities and Exchange Commission of the United States  of

America.

       Shares - with respect to a Fund, the units of beneficial interest issued by the Company on account of such Fund.

       Written Instructions  -  communications  in writing actually received by the Custodian from an Authorized Person.  A communication in writing includes a communication by facsimile, telex or between electro-mechanical  or  electronic devices (where the use of such devices have been approved by resolution  of the

Board  of Directors and the resolution is certified by an Officer and delivered

to the Custodian).   All  written  communications  shall  be  directed  to  the

Custodian, attention:  Mutual Fund Custody Department.

                                  ARTICLE II

             APPOINTMENT; ACCEPTANCE; AND FURNISHING OF DOCUMENTS

       II. A.Appointment  of  Custodian.   The  Company  hereby constitutes and

appoints the Custodian as custodian of all Securities and  cash  owned  by  the

Company at any time during the term of this Agreement.

       II. B.Acceptance of Custodian.  The Custodian hereby accepts appointment as  such  custodian and agrees to perform the duties thereof as hereinafter set forth.

       II. C.Documents to be Furnished.  The following documents, including any amendments  thereto,  will  be provided contemporaneously with the execution of the Agreement, to the Custodian by the Company:

 1. A copy of the Articles of Incorporation of the Company certified by the

    Secretary.

 2. A copy of the By-Laws of the Company certified by the Secretary.

 3. A copy of the resolution of the Board of Directors of the Company appointing the Custodian, certified by the Secretary.

 4. A copy of the then current Prospectus.

 5. Certificate of the President and Secretary of the Company setting forth the names and signatures of all Authorized Persons.

             II. D. Notice of Appointment of Dividend and Transfer Agent.  The

       Company agrees to notify the Custodian in writing of the appointment,

       termination or change in appointment of any Dividend and Transfer Agent.

                                  ARTICLE III

                           RECEIPT OF COMPANY ASSETS

       III. A.Delivery of Moneys.   During  the  term  of  this  Agreement, the

Company will deliver or cause to be delivered to the Custodian all moneys to be held  by  the  Custodian for the account of any Fund.  The Custodian  shall  be entitled to reverse  any deposits made on any Fund's behalf where such deposits have been entered and  moneys  are  not finally collected within 30 days of the making of such entry.

       III. B.Delivery of Securities.   During  the term of this Agreement, the

Company will deliver or cause to be delivered to  the  Custodian all Securities

to be held by the Custodian for the account of any Fund.   The  Custodian  will

not  have  any duties or responsibilities with respect to such Securities until actually received  by the Custodian.  The Custodian is hereby authorized by the

Company, acting on behalf  of  the  Fund, to actually deposit any assets of the

Fund in the Book-Entry System or in a  Depository,  provided, however, that the

Custodian shall always be accountable to the Company for the assets of the Fund so deposited.  Assets deposited in the Book-Entry System or the Depository will be represented in accounts which include only assets  held by the Custodian for customers, including but not limited to accounts in which the Custodian acts in a fiduciary or representative capacity.

       III. C.Payments for Shares.  As and when received,  the  Custodian shall deposit  to  the account(s) of a Fund any and all payments for Shares  of  that

Fund issued or  sold  from time to time as they are received from the Company's distributor or Dividend and Transfer Agent or from the Company itself.

       III. D.Duties Upon  Receipt.  The Custodian shall not be responsible for any Securities, moneys or other assets of any Fund until actually received.



                                  ARTICLE IV

                        DISBURSEMENT OF COMPANY ASSETS

       IV. A.  Declaration of  Dividends by Company.  The Company shall furnish to the Custodian a copy of the resolution  of  the  Board  of  Directors of the

Company,  certified  by the Company's Secretary, either (i) setting  forth  the date of the declaration of any dividend or distribution in respect of Shares of any Fund of the Company,  the  date  of  payment thereof, the record date as of which the Fund shareholders entitled to payment shall be determined, the amount payable per share to Fund shareholders of record as of that date, and the total amount to be paid by the Dividend and Transfer  Agent  on  the payment date, or

(ii) authorizing the declaration of dividends and distributions  in  respect of

Shares  of  a  Fund  on a daily basis and authorizing the Custodian to rely  on

Written Instructions setting  forth  the  date  of  the declaration of any such dividend or distribution, the date of payment thereof,  the  record  date as of which the Fund shareholders entitled to payment shall be determined, the amount payable per share to Fund shareholders of record as of that date, and the total amount to be paid by the Dividend and Transfer Agent on the payment date.

       On  the payment date specified in the resolution or Written Instructions described above,  the  Custodian  shall segregate such amounts from moneys held for the account of the Fund so that they are available for such payment.

       IV. B.Segregation  of  Redemption  Proceeds.   Upon  receipt  of  Proper

Instructions so directing it, the  Custodian  shall segregate amounts necessary for the payment of redemption proceeds to be made  by the Dividend and Transfer

Agent from moneys held for the account of the Fund so  that  they are available for such payment.

       IV. C.Disbursements   of  Custodian.   Upon  receipt  of  a  Certificate

directing payment and setting  forth the name and address of the person to whom such payment is to be made, the  amount  of  such payment, the name of the Fund from which payment is to be made, and the purpose  for  which  payment is to be made, the Custodian shall disburse amounts as and when directed from the assets of that Fund.  The Custodian is authorized to rely on such directions and shall be under no obligation to inquire as to the propriety of such directions.

       IV. D.  Payment of Custodian Fees.  Upon receipt of Written Instructions directing payment, the Custodian shall disburse moneys from the  assets  of the

Company  in payment of the Custodian's fees and expenses as provided in Article

VIII hereof.

                                   ARTICLE V

                           CUSTODY OF COMPANY ASSETS

       V. A. Separate  Accounts  for Each Fund.  As to each Fund, the Custodian shall open and maintain a separate  bank  account  or  accounts  in  the United

States  in the name of the Company coupled with the name of such Fund,  subject only to draft  or  order  by the Custodian acting pursuant to the terms of this

Agreement, and shall hold all  cash  received  by it from or for the account of the Fund, other than cash maintained by the Fund  in a bank account established and used by the Fund in accordance with Rule 17f-3  under the Act.  Moneys held by the Custodian on behalf of a Fund may be deposited  by  the Custodian to its

credit  as Custodian in the banking department of the Custodian.   Such  moneys

shall be  deposited  by  the  Custodian  in  its capacity as such, and shall be withdrawable by the Custodian only in such capacity.

       V. B. Segregation  of  Non-Cash Assets.   All  Securities  and  non-cash

property held by the Custodian for the account of a Fund (other than Securities maintained in a Depository or Book-entry System) shall be physically segregated from other Securities and non-cash  property in the possession of the Custodian

(including the Securities and non-cash  property  of the other Funds) and shall be identified as subject to this Agreement.

       V. C. Securities  in Bearer and Registered Form.   All  Securities  held

which are issued or issuable  only  in  bearer  form,  shall  be  held  by  the

Custodian  in  that  form;  all  other  Securities  held  for  the  Fund may be registered  in  the  name  of  the  Custodian,  any sub-custodian appointed  in

accordance with this Agreement, or the nominee of  any  of  them.   The Company

agrees  to  furnish  to  the  Custodian  appropriate instruments to enable  the

Custodian to hold, or deliver in proper form  for transfer, any Securities that it may hold for the account of any Fund and which  may,  from  time to time, be registered in the name of a Fund.

       V. D. Duties of Custodian as to Securities.  Unless otherwise instructed by  the  Company,  with  respect  to  all Securities held for the Company,  the

Custodian shall on a timely basis (concerning  items  1 and 2 below, as defined in the Custodian's Standards of Service Guide, as amended  from  time  to time,

annexed hereto as Appendix D):

                                 1.)    Collect all income due and payable with

                    respect to such Securities;

                                 2.)    Present for payment and collect amounts

                    payable  upon all Securities which may mature or be called,

                    redeemed, or retired, or otherwise become payable;

                                 3.)    Surrender     interim    receipts    or

                    Securities in temporary form for Securities  in  definitive form; and

                                 4.)    Execute,  as  Custodian,  any necessary

                    declarations or certificates of ownership under the Federal income  tax  laws  or the laws or regulations of any  other taxing authority, including  any  foreign taxing authority,

                    now or hereafter in effect.

       V. E. Certain  Actions Upon Written Instructions.   Upon  receipt  of  a

Written Instructions and not otherwise, the Custodian shall:

                                 1.)    Execute  and deliver to such persons as

                    may  be  designated in such Written  Instructions  proxies,

                    consents, authorizations, and any other instruments whereby the authority  of  the  Company  as beneficial owner of any

                    Securities may be exercised;

                                 2.)    Deliver any Securities  in exchange for

                    other Securities or cash issued or paid in connection  with

                    the   liquidation,   reorganization,  refinancing,  merger,

                    consolidation, or recapitalization  of  any corporation, or the exercise of any conversion privilege;

                                 3.)    Deliver   any   Securities    to    any

                    protective  committee,  reorganization  committee, or other person in connection with the reorganization,  refinancing,

                    merger, consolidation, recapitalization, or sale  of assets of any corporation, and receive and hold under the terms of

                    this   Agreement  such  certificates  of  deposit,  interim

                    receipts or other instruments or documents as may be issued to it to evidence such delivery;

                                 4.)    Make such transfers or exchanges of the

                    assets of  any  Fund  and take such other steps as shall be stated in the Written Instructions to be for the purpose of effectuating  any  duly  authorized  plan  of  liquidation,

                    reorganization, merger, consolidation  or  recapitalization of the Company; and

                                 5.)    Deliver  any  Securities held  for  any

                    Fund to the depository agent for tender  or  other  similar offers.

       V. F. Custodian   to  Deliver  Proxy  Materials.   The  Custodian  shall

promptly deliver to the Company  all  notices,  proxy material and executed but unvoted proxies pertaining to shareholder meetings  of  Securities  held by any

Fund.   The  Custodian shall not vote or authorize the voting of any Securities or give any consent, waiver or approval with respect thereto unless so directed by Written Instructions.

       V. G. Custodian  to  Deliver  Tender  Offer  Information.  The Custodian

shall promptly deliver to the Company all information received by the Custodian and  pertaining  to  Securities  held  by any Fund with respect  to  tender  or exchange offers, calls for redemption or  purchase,  or expiration of rights as

described in the Standards of Service Guide attached as  Appendix  D.   If  the

Company desires to take action with respect to any tender offer, exchange offer or  other  similar transaction, the Company shall notify the Custodian at least five Business  Days  prior  to  the date on which the Custodian is to take such action.  The Company will provide  or cause to be provided to the Custodian all relevant information for any Security which has unique put/option provisions at least five Business Days prior to the beginning date of the tender period.

       V. H. Custodian to Deliver Security  and  Transaction  Information.   On

each  Business  Day  that the Federal Reserve Bank is open, the Custodian shall furnish the Company with a detailed statement of monies held for the Fund under this Agreement and with confirmations and a summary of all transfers to or from the account of the Fund.  At least monthly and from time to time, the Custodian shall furnish the Company  with a detailed statement of the Securities held for the Fund under this Agreement.  Where Securities are transferred to the account of the Fund without physical  delivery,  the  Custodian  shall also identify as belonging to the Fund a quantity of Securities in a fungible bulk of Securities registered  in  the  name  of the Custodian (or its nominee) or  shown  on  the

Custodian's account on the books  of  the  Book-Entry System or the Depository.

With respect to information provided by this section, it shall not be necessary for  the Custodian to provide notice as described  by  Article  XI  Section  F.

Notices  to  Company;  it  shall  be sufficient to communicate by such means as shall be mutually agreeable to the Company and the Custodian.

                                  ARTICLE VI

                        PURCHASE AND SALE OF SECURITIES

       VI. A.Purchase  of  Securities.    Promptly   after   each  purchase  of

Securities by the Company, the Company shall deliver to the Custodian  (i) with respect  to  each purchase of Securities which are not Money Market Securities,

Written Instructions,  and  (ii)  with respect to each purchase of Money Market

Securities, Proper Instructions, specifying  with respect to each such purchase the;

                                        1.)   name  of the issuer and the title

                          of the Securities,

       2.)   the  number  of  shares, principal amount purchased  (and  accrued interest, if any) or other units purchased,

                                        3.)   date of purchase and settlement,

                    4.)   purchase price per unit,

                    5.)   total amount payable,

                          6.)    name  of  the  person from whom, or the broker

                          through which, the purchase was made,

                    7.)   the  name  of  the person  to  whom  such  amount  is

       payable, and

                                        8.)   the  Fund  for which the purchase

       was made.

The  Custodian shall, against receipt of Securities purchased  by  or  for  the

Company,  pay  out  of  the  moneys held for the account of such Fund the total amount  specified  in  the  Written  Instructions,  or  Oral  Instructions,  if

applicable, to the person named  therein.  The Custodian shall not be under any obligation to pay out moneys to cover  the cost of a purchase of Securities for a Fund, if in the relevant Fund custody  account  there  is  insufficient  cash available  to  the  Fund for which such purchase was made.  With respect to any repurchase agreement transaction for the Funds, the Custodian shall assure that the  collateral  reflected  on  the  transaction  advice  is  received  by  the

Custodian.

       VI. B.Sale  of  Securities.  Promptly after each sale of Securities by a

Fund, the Company shall  deliver to the Custodian (i) with respect to each sale of Securities which are not  Money Market Securities, Written Instructions, and

(ii) with respect to each sale of Money Market Securities, Proper Instructions,

specifying with respect to each such sale the:

             1.)    name of the issuer and the title of the Securities,

                    2.)   number  of shares, principal amount sold (and accrued

                    interest, if any) or other units sold,

                                 3.)    date of sale and settlement,

             4.)    sale price per unit,

             5.)    total amount receivable,

             6.)    name of the person  to  whom,  or the broker through which,

             the sale was made,

                                 7.)    name  of  the   person   to  whom  such

             Securities are to be delivered, and

                                 8.)    Fund for which the sale was made.

The Custodian shall deliver the Securities against receipt of the  total amount specified in the Written Instructions, or Oral Instructions, if applicable.

       VI. C.Delivery  Versus  Payment for Purchases and Sales.  Purchases  and

sales of Securities effected by the Custodian will be made on a delivery versus payment basis.  The Custodian may,  in  its  sole  discretion,  upon receipt of

Written  Instructions, elect to settle a purchase or sale transaction  in  some other manner,  but  only  upon  receipt  of acceptable indemnification from the

Fund.

       VI. D.  Payment on Settlement Date.  On contractual settlement date, the account of the Fund will be charged for all  purchased  Securities  settling on that  day,  regardless  of  whether  or  not  delivery  is  made.  Likewise, on contractual settlement date, proceeds from the sale of Securities settling that day will be credited to the account of the Fund, irrespective of delivery.

       VI. E.Segregated Accounts.  The Custodian shall, upon receipt  of Proper

Instructions  so  directing it, establish and maintain a segregated account  or

accounts  for  and on  behalf  of  a  Fund.   Cash  and/or  Securities  may  be

transferred into such account or accounts for specific purposes, to-wit:

                                 1.)    in accordance with the provision of any

                    agreement   among   the   Company,  the  Custodian,  and  a

                    broker-dealer registered under  the  1934  Act,  and also a member  of  the  NASD  (or  any futures commission merchant registered under the Commodity  Exchange  Act), relating to

                    compliance   with   the   rules  of  the  Options  Clearing

                    Corporation  and  of  any  registered  national  securities exchange,  the Commodity Futures  Trading  Commission,  any registered contract  market, or any similar organization or

                    organizations   requiring    escrow    or   other   similar

                    arrangements in connection with transactions by the Fund;

                                 2.)    for  purposes  of segregating  cash  or

                    Securities in connection with options  purchased,  sold, or written  by  the  Fund  or  commodity  futures contracts or options thereon purchased or sold by the Fund;

                                 3.)    for  the purpose of compliance  by  the

                    Fund with the procedures required  for  reverse  repurchase agreements,  firm commitment agreements, standby commitment agreements, short  sales,  or  any  other securities by Act

                    Release No. 10666, or any subsequent release or releases or rule of the SEC relating to the maintenance  of  segregated accounts by registered investment companies;

                                 4.)    for    the   purpose   of   segregating

                    collateral for loans of Securities made by the Fund; and

                                 5.)    for other  proper  corporate  purposes,

                    but   only   upon   receipt   of,  in  addition  to  Proper

                    Instructions,  a  copy  of a resolution  of  the  Board  of

                    Directors,  certified  by an  Officer,  setting  forth  the purposes of such segregated account.

       Each segregated account established hereunder  shall  be established and maintained  for  a  single  Fund only.  All Proper Instructions relating  to  a segregated account shall specify the Fund involved.

       VI. F.Advances for Settlement.   Except  as otherwise may be agreed upon

by the parties hereto, the Custodian shall not be  required  to comply with any

Written Instructions to settle the purchase of any Securities  on  behalf  of a

Fund  unless there is sufficient cash in the account(s) pertaining to such Fund at the  time  or  to  settle the sale of any Securities from such an account(s)

unless such Securities are in deliverable form.  Notwithstanding the foregoing,

if the purchase price of  such  Securities  exceeds  the  amount of cash in the account(s)  at  the  time  of  such purchase, the Custodian may,  in  its  sole discretion,  advance the amount of  the  difference  in  order  to  settle  the purchase of such  Securities.  The amount of any such advance shall be deemed a loan from the Custodian  to  the Company payable on demand and bearing interest accruing from the date such loan  is made up to but not including the date such loan is repaid at the rate per annum  customarily  charged  by the Custodian on similar loans.

                                  ARTICLE VII

                             COMPANY INDEBTEDNESS

       VII. A. Borrowings.  In connection with any borrowings  by  the Company,

the  Company  will  cause to be delivered to the Custodian by a bank or  broker requiring Securities as collateral for such borrowings (including the Custodian if the borrowing is from  the  Custodian),  a notice or undertaking in the form currently  employed  by  such  bank  or  broker setting  forth  the  amount  of

collateral.   The  Company  shall promptly deliver  to  the  Custodian  Written

Instructions specifying with  respect  to  each such borrowing: (a) the name of the bank or broker, (b) the amount and terms of the borrowing, which may be set forth by incorporating by reference an attached  promissory  note duly endorsed by the Company, or a loan agreement, (c) the date, and time if  known, on which the loan is to be entered into, (d) the date on which the loan becomes  due and payable, (e) the total amount payable to the Company on the borrowing date, and

(f) the description of the Securities securing the loan, including the name  of the  issuer, the title and the number of shares or other units or the principal

amount.   The  Custodian  shall  deliver on the borrowing date specified in the

Written Instructions the required  collateral  against the lender's delivery of the total loan amount then payable, provided that  the  same  conforms  to that which  is  described in the Written Instructions.  The Custodian shall deliver,

in  the  manner   directed  by  the  Company,  such  Securities  as  additional collateral, as may  be specified in Written Instructions, to secure further any

transaction described  in  this  Article  VII.   The  Company  shall  cause all

Securities  released  from  collateral  status  to  be returned directly to the

Custodian  and the Custodian shall receive from time to  time  such  return  of collateral as may be tendered to it.

       The Custodian  may, at the option of the lender, keep such collateral in its possession, subject  to  all  rights therein given to the lender because of the loan.  The Custodian may require  such reasonable conditions regarding such

collateral  and  its  dealings  with  third-party   lenders   as  it  may  deem

appropriate.

       VII.  B.  Advances.  With respect to any advances of cash  made  by  the

Custodian to or for  the benefit of a Fund for any purpose which results in the

Fund incurring an overdraft  at the end of any Business Day, such advance shall be repayable immediately upon demand made by the Custodian at any time.



                                 ARTICLE VIII

                           CONCERNING THE CUSTODIAN

       VIII. A.  Limitations on  Liability  of  Custodian.  Except as otherwise provided herein, the Custodian shall not be liable  for  any  loss  or  damage,

including  counsel  fees,  resulting  from  its  action  or  omission to act or otherwise, except for any such loss or damage arising out of its  negligence or willful misconduct.  The Company, on behalf of the Fund and only from assets of the Fund (or insurance purchased by the Company with respect to its liabilities on behalf of the Fund hereunder), shall defend, indemnify and hold harmless the

Custodian and its directors, officers, employees and agents with respect to any loss,  claim, liability or cost (including reasonable attorneys' fees)  arising or alleged  to  arise from or relating to the Company's duties hereunder or any other action or inaction  of  the Company or its Directors, officers, employees or  agents,  except such as may arise  from  the  negligent  action,  omission,

willful misconduct or breach of this Agreement by the Custodian, its directors,

officers, employees or agents..  The Custodian shall defend, indemnify and hold harmless the Company  and  its  Directors,  officers,  employees or agents with respect to any loss, claim, liability or cost (including  reasonable attorneys'

fees) arising or alleged to arise from or relating to the Custodian's duties as specifically set forth in this agreement with respect to the  Fund hereunder or any  other  action  or  inaction  of the Custodian or its directors,  officers,

employees, agents, nominees, or Sub-Custodians  as  to the Fund, except such as may  arise  from the negligent action, omission or willful  misconduct  of  the

Company, its  Directors,  officers,  employees,  or agents.  The Custodian may,

with respect to questions of law apply for and obtain the advice and opinion of counsel to the Company at the expense of the Fund, or of its own counsel at its own  expense, and shall be fully protected with respect  to  anything  done  or omitted by it in good faith in conformity with the advice or opinion of counsel to the  Company, and shall be similarly protected with respect to anything done or omitted  by  it  in  good  faith in conformity with advice or opinion of its counsel, unless counsel to the Fund shall, within a reasonable time after being

notified  of  legal  advice  received   by  the  Custodian,  have  a  differing

interpretation of such question of law.   The  Custodian shall be liable to the

Company  for  any  proximate  loss or damage resulting  from  the  use  of  the

Book-Entry  System or any Depository  arising  by  reason  of  any  negligence,

misfeasance or misconduct on the part of the Custodian or any of its employees,

agents, nominees  or  Sub-Custodians,  but  not  for  any  special, incidental,

consequential, or punitive damages; provided, however, that  nothing  contained herein  shall  preclude  recovery  by  the  Company,  on behalf of the Fund, of principal  and  of  interest to the date of recovery on Securities  incorrectly omitted from the Fund's  account  or  penalties  imposed  on  the  Company,  in connection  with the Fund, for any failures to deliver Securities.  In any case in which one party hereto may be asked to indemnify the other or hold the other harmless, the  party  from  whom  indemnification  is sought (the "Indemnifying

Party")  shall be advised of all pertinent facts concerning  the  situation  in question,  and  the party claiming a right to indemnification (the "Indemnified

Party") will use  reasonable care to identify and notify the Indemnifying Party promptly concerning  any situation which presents or appears to present a claim

for indemnification against  the  Indemnifying  Party.   The Indemnifying Party

shall have the option to defend the Indemnified Party against  any  claim which may  be  the  subject of the indemnification, and in the event the Indemnifying

Party so elects,  such  defense  shall  be  conducted  by counsel chosen by the

Indemnifying  Party  and  satisfactory  to  the  Indemnified  Party   and   the

Indemnifying  Party  will  so  notify  the Indemnified Party and thereupon such

Indemnifying Party shall take over the complete  defense  of  the claim and the

Indemnifying  Party  shall sustain no further legal or other expenses  in  such situation for which indemnification  has  been  sought  under  this  paragraph,

except  the  expenses  of  any  additional  counsel retained by the Indemnified

Party.   In  no  case  shall any party claiming the  right  to  indemnification confess any claim or make  any compromise in  any case in which the other party has been asked to indemnify such party (unless such confession or compromise is

made with such other party's  prior  written  consent.   The provisions of this

section VIII. A. shall survive the termination of this Agreement.

       VIII.  B.   Actions  not  Required by Custodian.  Without  limiting  the generality of the foregoing, the Custodian, acting in the capacity of Custodian hereunder, shall be under no obligation  to  inquire  into,  and  shall  not be liable for:

                                 1.)    The   validity  of  the  issue  of  any

                    Securities purchased by or for the account of any Fund, the legality of the purchase thereof,  or  the propriety of the amount paid therefor;

                                 2.)    The  legality  of  the   sale   of  any

                    Securities  by  or  for  the  account  of  any Fund, or the propriety of the amount for which the same are sold;

                                 3.)    The legality of the issue  or  sale  of

                    any Shares of any Fund, or the sufficiency of the amount to be received therefor;

                                 4.)    The  legality  of the redemption of any

                    Shares of any Fund, or the propriety  of  the  amount to be paid therefor;

                                 5.)    The  legality  of  the  declaration  or

                    payment of any dividend by the Company in respect of Shares of any Fund;

                                 6.)    The  legality of any borrowing  by  the

                    Company  on  behalf  of  the Company  or  any  Fund,  using

                    Securities as collateral;

                                 7.)    Whether  the  Company  or  a Fund is in

                    compliance  with  the 1940 Act, the regulations thereunder,

                    the  provisions  of  the  Company's  charter  documents  or by-laws, or its investment  objectives and policies as then in effect.

       VIII.  C.   No Duty to Collect Amounts Due From  Dividend  and  Transfer

Agent.  The Custodian  shall not be under any duty or obligation to take action to effect collection of  any  amount  due  to the Company from any Dividend and

Transfer  Agent of the Company nor to take any  action  to  effect  payment  or distribution  by  any  Dividend and Transfer Agent of the Company of any amount paid by the Custodian to  any  Dividend  and  Transfer  Agent of the Company in

accordance with this Agreement.

       VIII. D.  No Enforcement Actions.  Notwithstanding  Section D of Article

V, the Custodian shall not be under any duty or obligation to  take  action, by legal means or otherwise, to effect collection of any amount, if the Securities upon  which  such  amount  is  payable are in default, or if payment is refused after due demand or presentation,  unless and until (i) it shall be directed to take such action by Written Instructions  and  (ii)  it shall be assured to its satisfaction (including prepayment thereof) of reimbursement  of  its costs and expenses in connection with any such action.

       VIII.  E.   Authority  to  Use  Agents  and Sub-Custodians.  The Company

acknowledges and hereby authorizes the Custodian to hold Securities through its

various  agents  described  in  Appendix C annexed hereto.   In  addition,  the

Company acknowledges that the Custodian  may  appoint  one  or  more  financial institutions,  as  agent  or  agents  or  as  sub-custodian  or sub-custodians,

including,  but  not  limited  to,  banking  institutions  located  in  foreign countries,  for the purpose of holding Securities and moneys at any time  owned by the Fund. The Custodian shall not be relieved of any obligation or liability under this Agreement  in  connection with the appointment or activities of such

agents or sub-custodians.   Any  such agent or sub-custodian shall be qualified

to serve as such for assets of investment  companies  registered under the Act.

The Funds shall reimburse the Custodian for all costs incurred by the Custodian in  connection  with opening accounts with any such agents  or  sub-custodians.

Upon request, the Custodian shall promptly forward to the Company any documents it receives from  any  agent  or  sub-custodian  appointed  hereunder which may

assist   Directors   of  registered  investment  companies  to  fulfill   their

responsibilities under Rule 17f-5 of the Act.

       VIII. F.  No Duty  to Supervise Investments.  The Custodian shall not be under any duty or obligation  to  ascertain  whether any Securities at any time delivered to or held by it for the account of  the Company are such as properly

may  be  held  by  the  Company  under  the  provisions   of  the  Articles  of

Incorporation and the Company's By-Laws.

       VIII.  G.   All  Records  Confidential.  The Custodian shall  treat  all records and other information relating  to  the  Company  and the assets of all

Funds as confidential and shall not disclose any such records or information to any other person unless (i) the Company shall have consented thereto in writing or (ii) such disclosure is compelled by law.

       VIII. H.  Compensation of Custodian.  The Custodian shall be entitled to receive and the Company agrees to pay to the Custodian, for  the Fund's account from the Fund's assets only,  such compensation as shall be determined pursuant to Appendix E attached hereto, or as shall be determined pursuant to amendments to  Appendix  E  as  approved by the Custodian and the Company.  The  Custodian shall be entitled to charge  against  any  money held by it for the accounts of the  Fund  the  amount  of any loss, damage, liability  or  expense,  including counsel  fees, for which it  shall  be  entitled  to  reimbursement  under  the provisions  of  this  Agreement as determined by agreement of the Custodian and the  Company  or  by  the  final  order  of  any  court  or  arbitrator  having jurisdiction and as to which  all  rights  of  appeal  shall have expired.  The expenses which the Custodian may charge against the account  of a Fund include,

but  are not limited to, the expenses of agents or Sub-Custodians  incurred  in settling  transactions  involving  the  purchase  and sale of Securities of the

Fund.

       VIII. I.  Reliance Upon Instructions.  The Custodian  shall  be entitled to  rely  upon any Proper Instructions if such reliance is made in good  faith.

The Company  agrees to forward to the Custodian Written Instructions confirming

Oral Instructions  in  such  a  manner  so  that  such Written Instructions are received  by  the  Custodian,  whether by hand delivery,  telex,  facsimile  or otherwise, on the same Business Day on which such Oral Instructions were given.

The Company agrees that the failure of the Custodian to receive such confirming instructions  shall  in no way affect  the  validity  of  the  transactions  or enforceability of the  transactions  hereby  authorized  by  the  Company.  The

Company  agrees that the Custodian shall incur no liability to the Company  for acting upon  Oral Instructions given to the Custodian hereunder concerning such transactions.

       VIII. J.  Books and Records.  The Custodian will (i) set up and maintain proper books of  account  and  complete  records  of  all  transactions  in the accounts maintained by the Custodian hereunder in such manner as will meet  the obligations  of the Fund under the Act, with particular attention to Section 31 thereof and Rules 3la-1 and 3la-2 thereunder and those records are the property of the Company,  and  (ii)  preserve  for  the periods prescribed by applicable

Federal statute or regulation all records required  to  be  so  preserved.  All such  books  and  records  shall be the property of the Company, and  shall  be available, upon request, for  inspection by duly authorized officers, employees or agents of the Company and employees of the SEC.

       VIII. K.  Internal Accounting Control Systems.  The Custodian shall send to  the Company any report received  on  the  systems  of  internal  accounting control  of  the Custodian, or its agents or sub-custodians, as the Company may reasonably request from time to time.

       VIII. L.   No Management of Assets by Custodian.  The Custodian performs only the services of  a  custodian  and  shall  have  no responsibility for the management, investment or reinvestment of the Securities  or  other assets from time  to  time  owned  by any Fund.  The Custodian is not a selling  agent  for

Shares of any Fund and performance  of  its  duties  as  custodian shall not be deemed to be a recommendation to any Fund's depositors or  others  of Shares of the  Fund  as an investment.  The Custodian shall have no duties or obligations whatsoever except  such duties and obligations as are specifically set forth in this Agreement, and  no  covenant  or  obligation  shall  be  implied  in  this

Agreement against the Custodian.

       VIII.   M.   Assistance  to  Company.   The  Custodian  shall  take  all

reasonable action,  that  the  Company may from time to time request, to assist the Company in obtaining favorable  opinions  from  the  Company's  independent

accountants,   with   respect  to  the  Custodian's  activities  hereunder,  in

connection with the preparation  of the Fund's Form N- IA, Form N-SAR, or other annual reports to the SEC.



                                  ARTICLE IX

                                  TERMINATION

       IX. A.  Termination.  Either  party  hereto may terminate this Agreement for any reason by giving to the other party a  notice in writing specifying the date of such termination, which shall be not less  than  ninety (90) days after the date of giving of such notice.  If such notice is given  by the Company, it shall be accompanied by a copy of a resolution of the Board of Directors of the

Company, certified by the Secretary of the Company, electing to  terminate this

Agreement  and  designating a successor custodian or custodians each  of  which shall be a bank or  trust  company  having not less than $100,000,000 aggregate

capital, surplus, and undivided profits.   In the event such notice is given by

the Custodian, the Company shall, on or before the termination date, deliver to the Custodian a copy of a resolution of the  Board of Directors of the Company,

certified by the Secretary, designating a successor  custodian or custodians to act  on  behalf  of  the Company.  In the absence of such  designation  by  the

Company, the Custodian  may  designate  a  successor custodian which shall be a bank  or  trust  company having not less than $100,000,000  aggregate  capital,

surplus, and undivided  profits.   Upon  the date set forth in such notice this

Agreement shall terminate, and the Custodian,  provided  that it has received a notice of acceptance by the successor custodian, shall deliver,  on  that date,

directly to the successor custodian all Securities and monies then owned by the

Fund  and  held  by  it as Custodian.  Upon termination of this Agreement,  the

Company shall pay to the  Custodian  on behalf of the Company such compensation as may be due as of the date of such termination.  The Company agrees on behalf of the Company that the Custodian shall  be reimbursed for its reasonable costs in connection with the termination of this Agreement.

       IX. B.Failure  to  Designate  Successor   Custodian.    If  a  successor

custodian is not designated by the Company, or by the Custodian  in  accordance with  the  preceding paragraph, or the designated successor cannot or will  not serve, the Company  shall, upon the delivery by the Custodian to the Company of all Securities (other  than  Securities  held  in  the  Book-Entry System which cannot be delivered to the Company) and moneys then owned  by  the  Company, be deemed to be the custodian for the Company, and the Custodian shall thereby  be relieved  of  all duties and responsibilities pursuant to this Agreement, other than the duty with  respect  to Securities held in the Book-Entry System, which cannot be delivered to the Company,  which  shall  be  held by the Custodian in accordance with this Agreement.





                                   ARTICLE X

                                 FORCE MAJEURE

       Neither the Custodian nor the Company shall be liable for any failure or delay in performance of its obligations under this Agreement  arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control,

including, without limitation, acts of God; earthquakes; fires;  floods;  wars;

civil  or  military  disturbances;  sabotage; strikes; epidemics; riots;  labor disputes;  acts  of  civil  or  military authority;  governmental  actions;  or inability to obtain labor, material,  equipment  or  transportation;  provided,

however, that the Custodian, in the event of a failure or delay, shall  use its best efforts to ameliorate the effects of any such failure or delay.



                                  ARTICLE XI

                                 MISCELLANEOUS

       XI.  A.   Designation of Authorized Persons.  Appendix A sets forth  the names and the signatures  of  all  Authorized  Persons  as  of  this  date,  as certified  by  the  Secretary of the Company.  The Company agrees to furnish to the Custodian a new Appendix  A  in form similar to the attached Appendix A, if any present Authorized Person ceases to be an Authorized Person or if any other

or additional Authorized Persons are  elected  or  appointed.   Until  such new

Appendix A shall be received, the Custodian shall be fully protected in  acting under the provisions of this Agreement upon Oral Instructions or signatures  of the then current Authorized Persons as set forth in the last delivered Appendix

A.

       XI. B.Limitation   of   Personal   Liability.   No  recourse  under  any

obligation  of  this Agreement or for any claim  based  thereon  shall  be  had against any organizer,  shareholder,  officer, Company, past, present or future as such, of the Company or of any predecessor  or successor, either directly or through the Company or any such predecessor or successor,  whether by virtue of any  constitution, statute or rule of law or equity, or by the  enforcement  of any  assessment  or  penalty  or  otherwise;  it  being  expressly  agreed  and understood  that  this Agreement and the obligations thereunder are enforceable solely against the  assets  of the Company, and that no such personal liability whatever shall attach to, or  is  or  shall  be  incurred  by,  the organizers,

shareholders,  officers,  or Directors of the Company or of any predecessor  or successor, or any of them as such, because of the obligations contained in this

Agreement or implied therefrom  and  that  any and all such liability is hereby expressly waived and released by the Custodian  as  a  condition  of,  and as a consideration for, the execution of this Agreement.

       XI. C.Authorization  By  Board.   The  obligations  set  forth  in  this

Agreement  as  having  been  made by the Company have been made by the Board of

Directors, acting as such Directors  for and on behalf of the Company, pursuant to the authority vested in them under  the  laws of the State of  Maryland, the

Articles of Incorporation and the By-Laws of  the  Company.  This Agreement has

been executed by Officers of the Company as officers, and not individually, and the obligations contained herein are not binding upon  any  of  the  Directors,

Officers,  agents  or  holders of shares, personally, but bind only the Company and then only to the extent of the assets of the Company.

       XI. D.  Custodian's  Consent  to  Use  of  Its  Name.  The Company shall obtain the Custodian's consent prior to the publication and/or dissemination or distribution, of the Prospectus and any other documents  (including advertising material) specifically mentioning the Custodian (other than  merely by name and address).

       XI. E.Notices to Custodian.  Any notice or other instrument  in writing,

authorized or required by this Agreement to be given to the Custodian, shall be sufficiently given if addressed to the Custodian and mailed or delivered  to it at  its  offices  at  425  Walnut  .Street, M. L. 6118, Cincinnati, Ohio 45202,

attention  Mutual Fund Custody Department,  or  at  such  other  place  as  the

Custodian may from time to time designate in writing.

       XI. F.Notices  to  Company.   Any notice or other instrument in writing,

authorized or required by this Agreement  to  be  given to the Company shall be sufficiently given when delivered to the Company or  on the second Business Day following the time such notice is deposited in the U.S.  mail  postage  prepaid and addressed to the Company at its office at 2692 Madison Road, Cincinnati, OH

45208 or at such other place as the Company may from time to time designate  in writing.

       XI.  G.   Amendments  In Writing.  This Agreement, with the exception of the Appendices, may not be amended  or  modified  in  any  manner  except  by a written  agreement  executed  by  both  parties with the same formality as this

Agreement,  and  authorized  and approved by  a  resolution  of  the  Board  of

Directors of the Company.

       XI. H.  Successors and  Assigns.   This  Agreement  shall  extend to and

shall  be binding upon the parties hereto, and their respective successors  and assigns;  provided, however, that this Agreement shall not be assignable by the

Company or  by the Custodian, and no attempted assignment by the Company or the

Custodian shall  be  effective  without  the written consent of the other party hereto.

       XI. I.Governing Law.  This Agreement  shall  be  construed in accordance with the laws of the State of Ohio.

       XI. J.Jurisdiction.   Any  legal  action,  suit  or  proceeding   to  be

instituted  by either party with respect to this Agreement shall be brought  by such party exclusively  in  the courts of the State of Ohio or in the courts of the United States for the Southern  District  of  Ohio,  and each party, by its execution of this Agreement, irrevocably (i) submits to such  jurisdiction  and

(ii)  consents  to  the service of any process or pleadings by first class U.S.

mail, postage prepaid  and return receipt requested, or by any other means from time to time authorized by the laws of such jurisdiction.

       XI. K.  Counterparts.   This  Agreement may be executed in any number of

counterparts,  each  of which shall be deemed  to  be  an  original,  but  such counterparts shall, together, constitute only one instrument.

       XI. L.Headings.   The  headings  of paragraphs in this Agreement are for

convenience of reference only and shall not  affect the meaning or construction of any provision of this Agreement.

       IN WITNESS WHEREOF, the parties hereto  have caused this Agreement to be executed by their respective Officers, thereunto  duly authorized as of the day and year FIRST above written.

WITNESS:                         COMPANY:

                                 STOCKCAR STOCKS MUTUAL FUND, INC.

__________________________       By:_/s/                                  Allan

Westcott_________________________



WITNESS:                         CUSTODIAN:
                                 US Bank, N.A.

___________________________      By:_____________________________________


                                 Title:_______________________________________

                                  APPENDIX A

                          Authorized Persons  Specimen Signatures

Chairman:           __________________
__________________________________


President:          _________________   __________________________________


Secretary:          _________________   __________________________________


Treasurer:          _________________   __________________________________


Assistant
 Secretary:         _________________   _________________________________

Assistant
 Treasurer:         __________________
__________________________________


Adviser Employees:  __________________
__________________________________


                    __________________
__________________________________

Transfer Agent/Fund Accountant

Employees:          _______________
__________________________________


                    ________________
__________________________________


                    ________________
__________________________________


                    __________________
__________________________________


*          Authority         restricted;        does        not        include:
______________________________________

                                  APPENDIX B
                             Series of the Company

                          StockCar Stocks Index Fund

                                  APPENDIX C
                            AGENTS OF THE CUSTODIAN


       The following agents are employed currently by US Bank, N.A. for securities processing and control ...


             The Depository Trust Company (New York)
             7 Hanover Square
             New York, NY 10004

             The Federal Reserve Bank
             Cincinnati and Cleveland Branches

             Bank of New York
             1 Wall Street
             New York, NY 10286
                          (For  Foreign Securities and certain non-DTC eligible
             Securities)